UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2016 (May 23, 2016)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1573 Mallory Lane, Suite 100

Brentwood, Tennessee 37027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 221-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Named Executive Officer Base Salaries and Bonus Targets

On May 23, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Quorum Health Corporation (the “Company”) met and approved the following 2016 base salary and target bonus amounts for the Company’s executive officers, including the named executive officers as reflected in the Company’s Information Statement included as an exhibit to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 1, 2016 and declared effective on April 4, 2016. The cash bonus amounts, if earned, will be paid pursuant to the Company’s 2016 Employee Performance Incentive Plan. The target bonus amounts will be payable based on the Company’s achievement of target EBITDA and quality objectives and weighted 70% and 30%, respectively.

Name and Position	2016 Base Salary	2016 Target Bonus (1)
Thomas D. Miller, President and Chief Executive Officer	$900,000	125%
Michael J. Culotta, Executive Vice President and Chief Financial Officer	$600,000	100%
Martin D. Smith, Executive Vice President of Operations	$590,023	100%
James Matthew Hayes, Senior Vice President – Operations	$400,000	60%
Shaheed Koury, M.D., Senior Vice President and Chief Medical Officer	$350,000	60%
R. Harold McCard, Jr., Senior Vice President, General Counsel and Assistant Secretary	$350,000	60%

(1)	Expressed as a percentage of the executive’s base salary.

2016 Amended and Restated Supplemental Executive Retirement Plan

As previously disclosed, on April 1, 2016, the Board adopted the Quorum Health Corporation Supplemental Executive Retirement Plan (“Original SERP Plan”). Pursuant to the Employee Matters Agreement (“EMA”) between the Company and Community Health Systems, Inc. (“CHS”) entered into in connection with the spin-off of the Company from CHS, the Company assumed all liabilities for all obligations under the CHS Supplemental Executive Retirement Plan for the benefits of QHC Employees (as defined in the EMA), except that no additional benefits were to accrue under the Original SERP Plan. On May 24, 2016, the Board, upon recommendation of the Compensation Committee, approved the Company’s Amended and Restated Supplemental Executive Retirement Plan (the “Amended and Restated SERP”), in order to continue to accrue additional benefits with respect to QHC Employees (as defined in the EMA) who otherwise qualify as “Participants” under the Amended and Restated SERP. The Amended and Restated SERP is a noncontributory non-qualified deferred compensation plan under Section 409A of the Internal Revenue Code. It provides for the payment of benefits from the general funds of the Company. The Compensation Committee administers the plan and all determinations and decisions made by the Compensation Committee are final, conclusive and binding upon all participants. In particular, the defined benefit provided under the Amended and Restated SERP is intended to supplement the incentives provided by the other elements of the Company’s executive compensation program, for which the maximum provision of benefits is limited to three years.

The Amended and Restated SERP generally provides that, when a participant retires after his or her normal retirement date (age 65), he or she will be entitled to receive a single lump-sum payment based on the actuarially-determined monthly income payment based on a monthly calculation of (i) the participant’s annual retirement benefit, reduced by (ii) the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security retirement age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	QUORUM HEALTH CORPORATION
(Registrant)

	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(principal financial officer)